Exhibit 1.1

ENERGY 11, L.P.

UP TO 100,263,158 COMMON UNITS OF LIMITED PARTNER INTEREST

FORM OF EXCLUSIVE DEALER MANAGER AGREEMENT

, 2014

David Lerner Associates, Inc.
477 Jericho Turnpike
PO Box 9006
Syosset, New York 11791

Ladies and Gentlemen:

Energy 11, L.P. (the “Company”) is a Delaware limited partnership. The Company proposes to offer (the “Offering”) up to 100,263,158 common units of limited partner interest (the “Units”), all upon the other terms and subject to the conditions set forth in the Prospectus (as defined in Section 1(a)). Of the 100,263,158 Units, the first 5,263,158 Units sold will be sold at $19.00 per Unit and the remaining 95,000,000 Units will be sold at $20.00 per Unit. The Company’s sole general partner is Energy 11 GP, LLC, a Delaware limited liability company (the “General Partner”).

In consideration of the mutual covenants and agreements contained herein, intending to be legally bound, the parties agree to the terms and conditions set forth in this Exclusive Dealer Manager Agreement (the “Agreement”).

Upon the terms and subject to the conditions contained in this Agreement, the Company hereby appoints David Lerner Associates, Inc., a New York corporation (the “Dealer Manager”), to act as the exclusive dealer manager for the Offering, and the Dealer Manager accepts such engagement.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GENERAL PARTNER. The Company and the General Partner hereby represent, warrant and agree during the term of this Agreement as follows:

(a) REGISTRATION STATEMENT AND PROSPECTUS. In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-197476) on Form S-1 for the registration of the Units under the Securities Act of 1933 (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); one or more amendments to such registration statement have been or may be so prepared and filed. The registration statement on Form S-1 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus”, except that (i) if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, and (ii) if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed. The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Units as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement. As used herein, the terms “Registration Statement”, “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the term “Effective Date” shall refer to the effective date of the Registration Statement and of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

(b) DOCUMENTS INCORPORATED BY REFERENCE. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they hereafter are filed with the Commission, will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Effective Date of each post-effective amendment to the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) COMPLIANCE WITH THE SECURITIES ACT, ETC. During the term of this Agreement:

(i) on (A) each applicable Effective Date, (B) the date of the preliminary Prospectus, (C) the date of the Prospectus and (D) the date any supplement to the Prospectus is filed or deemed filed with the Commission, the Registration Statement, the Prospectus and any amendments or supplements thereto, as applicable, have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations; and

(ii) the Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1(c) will not extend to any statements contained in, incorporated by reference in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto that are based upon written information furnished to the Company by the Dealer Manager expressly for use therein.

(d) SECURITIES MATTERS. There has not been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Units.

(e) COMPANY STATUS. The Company is a limited partnership duly formed and validly existing under the general laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(f) AUTHORIZATION OF AGREEMENT. This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Company’s or any of its subsidiaries’ organizational documents, as the case may be; (ii) any indenture, mortgage, unitholders’ agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE (as defined below in this Section 1(f)); or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained or is required for the performance of this Agreement or for the consummation by the Company of any of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or as may be required under state securities or applicable blue sky laws in connection with the offer and sale of the Units or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur). Neither the Company nor any of its subsidiaries is in violation of its or their organizational documents.

As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Units.

(g) ACTIONS OR PROCEEDINGS. As of the initial Effective Date, there are no actions, suits or proceedings against, or investigations of, the Company or its subsidiaries pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Units or the consummation of any of the transactions contemplated by this Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under or the validity or enforceability of, this Agreement or the Units, (iv) that might result in a Company MAE, or (v) seeking to affect adversely the federal income tax attributes of the Units except as described in the Prospectus. The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to in this Section 1(g) arising or occurring on or after the initial Effective Date.

(h) SALES LITERATURE. Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Any and all Approved Sales Literature did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1(h) will not extend to any statements contained in, incorporated by reference in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto that are based upon written information furnished to the Company by the Dealer Manager expressly for use therein.

(i) AUTHORIZATION OF UNITS. The Units have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable (other than as described in the Prospectus) and will conform to the description thereof contained in the Prospectus.

(j) TAXES. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Units have been or will be paid when due.

(k) INVESTMENT COMPANY. The Company is not, and neither the offer or sale of the Units nor any of the activities of the Company will cause the Company to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(l) TAX RETURNS. The Company has filed all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such material taxes indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

(m) INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations. Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

At the time of the initial Closing Date, the Company shall maintain, either by itself or through the General Partner and/or an independent third party manager, a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any applicable Prospectus.

(o) MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not occurred a Company MAE, whether or not arising in the ordinary course of business.

(p) GOVERNMENT PERMITS. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those which the failure to possess or own would not have, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.

(q) FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person or entity of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to ensure, continued compliance therewith.

(r) MONEY LAUNDERING LAWS. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) OFFICE OF FOREIGN ASSETS CONTROL. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) ; and the Company will not directly or indirectly use any of the proceeds from the sale of the Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

(t) GENERAL PARTNER.

(i) The General Partner is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii) This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Company by the General Partner, and constitutes a valid and binding agreement enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

(iii) The execution and delivery of each of this Agreement and the performance hereunder by the General Partner do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the charter or bylaws, or other applicable organizational documents of the General Partner or any of its subsidiaries; (ii) any indenture, mortgage, securities agreement, note, lease or other agreement or instrument to which the General Partner or any of its subsidiaries is a party or by which the General Partner or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the General Partner, or (B) a Company MAE; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the General Partner or any of its properties. The General Partner is not in violation of its limited liability company agreement or other organizational documents.

(iv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the General Partner, threatened against or affecting the General Partner.

(v) The General Partner possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the General Partner, (B) a Company MAE, or (C) a material adverse effect on the performance of the services by the General Partner, and the General Partner has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(u) PROPERTIES. Except as otherwise disclosed in the Prospectus and except as would not result in, individually or in the aggregate, a Company MAE, the Company and each Subsidiary own their respective properties as follows: (i) with respect to wells (including leasehold interests and appurtenant personal property), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (ii) with respect to non-producing properties, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company, (iii) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, and (iv) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions.

(v) HAZARDOUS MATERIALS. The Company does not have any knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or its subsidiaries or subject to mortgage loans owned by the Company or any of its subsidiaries, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence in the case of clauses (i) and (ii) would result in, individually or in the aggregate, a Company MAE. In connection with the properties owned by the Company and its subsidiaries or subject to mortgage loans owned by the Company or any of its subsidiaries, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

2. REPRESENTATIONS AND WARRANTIES OF THE DEALER MANAGER. The Dealer Manager represents and warrants to the Company and the General Partner during the term of this Agreement that:

(a) ORGANIZATION STATUS. The Dealer Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company and the General Partner, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

(c) ABSENCE OF CONFLICT OR DEFAULT. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, stockholders’ agreement, note, lease or other agreement or instrument to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business affairs, properties or results of operations of the Dealer Manager.

(d) BROKER-DEALER REGISTRATION; FINRA MEMBERSHIP. The Dealer Manager is, and during the term of this Agreement will be, (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) a member in good standing of FINRA, and (iii) a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement.  The Dealer Manager retains employees and representatives that have sufficient licenses and registrations to act under this Agreement.  There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(e) DISCLOSURE. The information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to the Dealer Manager, and all other information furnished to the Company by the Dealer Manager in writing specifically for use in the Registration Statement, any preliminary Prospectus or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. OFFERING AND SALE OF THE UNITS. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and exclusive distributor to solicit subscriptions for the Units at the subscription price to be paid in cash and, subject to the Company’s prior written approval, at the Dealer Manager’s discretion, to retain one or more Soliciting Dealers (as defined in Section 3(a)) to assist in soliciting such subscriptions. The Dealer Manager hereby accepts such agency and exclusive distributorship and agrees to use its reasonable best efforts to sell or cause to be sold the Units in such quantities and to such individuals, corporations, partnerships, trusts, limited liability companies or other entities (collectively, a “Person”) in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement. The Dealer Manager shall do so during the period commencing on the initial Effective Date and ending on the earliest to occur of the following: (1) the later of (x) two years from the initial Effective Date and (y) at the Company’s election, the date until which the Company is permitted to extend the Offering in accordance with the rules of the Commission; (2) the acceptance by the Company of subscriptions for 100,263,158 Units; (3) the termination of the Offering by the Company, which the Company shall have the right to terminate in its sole and absolute discretion at any time, provided that if such termination shall occur at any time during the 180-day period following the initial Effective Date, the Company shall not commence or undertake any preparations to commence another offering of Units or any similar securities prior to the 181st date following the initial Effective Date; (4) the termination of the effectiveness of the Registration Statement, provided that if such termination shall occur at any time during the 180-day period following the initial Effective Date, the Company shall not commence or undertake any preparations to commence another offering of Units or any similar securities prior to the 181st day following the initial Effective Date; and (5) the liquidation or dissolution of the Company (such period being the “Offering Period”).

The number of Units, if any, to be reserved for sale by Soliciting Dealers approved by the Company may be determined, from time to time, by the Dealer Manager in its sole discretion. In the absence of such determination, the Company shall, subject to the provisions of Section 3(b), accept Subscription Agreements (as defined in Section 6(d)) based upon a first-come, first accepted reservation or other similar method. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Units for its own account and, in soliciting purchases of Units, the Dealer Manager shall act solely as the Company’s agent and not as an underwriter or principal.

(a) SOLICITING DEALERS. The Units offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and other securities dealers the Dealer Manager may retain (collectively the “Soliciting Dealers”); provided, that (i) the Dealer Manager reasonably believes that all Soliciting Dealers are registered with the Commission, are members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Units, or are exempt from broker dealer registration with the Commission and all other applicable regulatory authorities, (ii) all such engagements are evidenced by written agreements which substantially conform to the form of Soliciting Dealers Agreement attached hereto as Exhibit A (the “Soliciting Dealers Agreement”); and (iii) no Soliciting Dealer will be retained prior to the initial Closing Date for the sale of Units.

(b) SUBSCRIPTION DOCUMENTS AND PROCEEDS . Each Person desiring to purchase Units through the Dealer Manager or any other Soliciting Dealer, will be required to complete and execute a Subscription Agreement in accordance with the Prospectus.  Prior to the initial Closing Date, payment of the purchase price for any Units pursuant to such Subscription Agreement will be made by check payable to “Branch Banking and Trust Company, as escrow agent for Energy 11” .   All valid checks received from Persons as payment for the Units will be delivered by the Dealer Manager to the Escrow  Agent  (as  defined  below)  (i)  by  the  end  of  the  next  business  day following receipt of the Subscription Agreement and payment at the office of the  Dealer Manager where internal supervisory review is conducted and, (ii) if  received  at  any  offsite branch office of the Dealer Manager which does not perform internal supervisory review, by the end of the second business day following receipt at such branch office of the Dealer Manager, in each case to be held in escrow in accordance  with  the  Escrow  Agreement  (as  defined below). All non-conforming checks received from any Person shall be returned by the Dealer Manager to such Person not later than the end of the next Business Day following its receipt.  A fter the initial Closing Date , payment of the purchase price for any Units will be made to the Dealer Manager and released in accordance with the terms of the Prospectus.

(c) COMPLETION OF SALES. A sale of a Unit shall be deemed by the Company to be completed for purposes of Section 3(d) if and only if (i) a properly completed and executed Subscription Agreement, together with payment of the full purchase price of each purchased Unit (which includes the applicable Selling Commissions and Marketing Expense Allowances) has been received, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Dealer Manager, in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and (iii) such investor has been admitted as a unitholder of the Company (the date of such completion, a “Closing Date”).  The Dealer Manager hereby acknowledges and agrees that (i) the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, (ii) no Selling Commission or Marketing Expense Allowance will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected and (iii) the Company is acting as an intermediary with respect to the Selling Commissions and Marketing Expense Allowances payable to the Dealer Manager, and shall pay amounts to the Dealer Manager in accordance with this Agreement if received from an investor in connection with its purchase of Units.

The initial Closing Date shall not occur until (i) the Company is prepared to accept Subscription Agreements for a minimum of $25,000,000 of Units, (ii) all funds for such subscriptions have been duly deposited in the Escrow Account and (iii) all subscriber checks have cleared the banking system.  If less than all the Units shall have been subscribed and paid for at the initial Closing Date, then subsequent Closing Dates will take place at such times, dates and places as determined by the Company, with the concurrence of the Dealer Manager.  Units will be issued to subscribers and corresponding compensation will be paid to the Dealer Manager upon each Closing Date.

(d) DEALER MANAGER COMPENSATION.

(i) The Company agrees to pay the Dealer Manager selling commissions (“Selling Commissions”) in the amount of five percent (5.0%) of the selling price of each Unit for which a sale is completed. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with a sale pursuant to the Offering that is not completed according to this Agreement.

(ii) To offset costs and expenses of marketing the Units, the Company will pay the Dealer Manager a non-accountable marketing expense allowance in the amount of one percent (1.0%) of the selling price of each Unit for which a sale is completed (the “Marketing Expense Allowance”).

(iii) Selling Commissions and Marketing Expense Allowance payable to the Dealer Manager with respect to the sale of any Units will be paid on the Closing Date of the sale of applicable Units.

(iv) As additional cash compensation for completing the sale of Units (the “Incentive Compensation Payment”), the Company will pay the Dealer Manager an incentive compensation payment of (i) $0.76 per Unit for the first 5,263,158 Units sold and (ii) $0.80 per Unit for the remaining Units sold (such amounts being 4% of the gross proceeds for such Units) less (iii) any Account Maintenance Fees paid to the Dealer Manager pursuant to Section 13, payable from time to time as follows:

(A) Incentive Compensation Payments shall be due on each Monthly Distribution Date for any calendar month in which the Net Investment Amount for each Unit is $0.00 (after giving effect to the distributions for such month); and

(B) The Incentive Compensation Payments will be made on a pro rata basis with distributions of Available Cash to the holders of the Incentive Distribution Rights and the Class B Units in an amount equal to the lesser of (i) thirty percent (30%) of the Available Cash for month (ii) the remaining balance of unpaid Incentive Compensation Payments.

(C) For purposes of the foregoing clauses (A) and (B), capitalized terms not otherwise defined herein shall have the meanings given to them in the Company’s LPA (as defined in Section 5(h)).

(v)  If the Company merges or consolidates, sells all or substantially all of its assets or engages in any other transaction in which the Incentive Distribution Rights and Class B Units are converted into, exchanged for, or otherwise become the right to receive cash, securities, property or other assets (collectively “Liquidity Event Consideration”), at the time the Liquidity Event Consideration is paid to the holders of Incentive Distribution Rights and Class B Units, the Company shall pay, or cause to be paid, to the Dealer Manager the lesser of (i) 42.857% of the amounts paid to the holders of the Incentive Distribution Rights and Class B Units (for the avoidance of doubt, it being the intent that the Dealer Manager shall receive 30% of the sum of the amounts paid to the holders of Incentive Distribution Rights, Class B Units plus the Incentive Compensation Payment) and (ii) the remaining unpaid amount of the Incentive Compensation Payment.  If the Liquidity Event Consideration is other than cash the Company shall, in good faith, value any non-cash consideration and shall segregate an amount of such non-cash Liquidity Event Consideration equal to 42.857% of all amounts of non-cash Liquidity Event Consideration paid to the holders of Incentive Distribution Rights and Class B Units.  The Company shall, as promptly as reasonably practical, convert all such segregated non-cash Liquidity Event Consideration to cash.  Promptly following such conversion to cash, the Company shall make a cash payment in the amount so converted to the Dealer Manager, until the Dealer Manager has received the remaining unpaid Incentive Compensation Payment.   For the avoidance of doubt, in connection with a liquidity event, the intent is for the Dealer Manager to receive one or more cash payments equal to 30% of the sum of the amounts paid to the holders of Incentive Distribution Rights, Class B Units plus the Incentive Compensation Payment from time to time, but in no event more than the remaining unpaid amount of the Incentive Compensation Payment. Upon payment of amounts provided for in this paragraph, the Incentive Compensation Payment shall be deemed paid in full, and the surviving company from any merger or consolidation or the purchaser of assets or any other successor shall have no obligation with respect to the Incentive Compensation Payment.

(vi)  In no event shall the total Incentive Compensation Payments with respect to sold Units exceed (A) 4% of the gross proceeds for such Units minus (B) the Account Maintenance Fees paid to the Dealer Manager pursuant to Section 13.    In no event shall the total aggregate compensation payable to the Dealer Manager and any Soliciting Dealers participating in the Offering, including, but not limited to, Selling Commissions, the Marketing Expense Allowance, the Incentive Compensation Payment and Account Maintenance Fees, exceed ten percent (10%) of gross offering proceeds from the Offering.

No compensation in connection with the Offering may be paid to the Dealer Manager, Soliciting Dealers or their affiliates out of the proceeds of the Offering prior to the release of such proceeds from escrow. However, if any such payments are made from sources other than proceeds of the Offering, they shall be made only on the basis of bona fide transactions.

(vii) Notwithstanding anything to the contrary contained herein, if the Company pays any Selling Commission to the Dealer Manager for sale of one or more Units and the subscription is rescinded as to one or more of the Units covered by such subscription, then the Company shall decrease the next payment of Selling Commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the Selling Commission rate established in this Section 3(d), multiplied by the number of Units as to which the subscription is rescinded. If no payment of Selling Commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, then the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within a reasonable period of time not to exceed thirty (30) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

The Dealer Manager may retain or re-allow all or a portion of the Selling Commissions and Incentive Compensation Payments, subject to federal and state securities laws, to any Soliciting Dealer who sold the Units, as described more fully in the Soliciting Dealer Agreement (as defined in Section 6(g)).

4. CONDITIONS TO THE DEALER MANAGER’S OBLIGATIONS. The Dealer Manager’s obligations hereunder shall be subject to the following conditions, and if all such conditions are not satisfied or waived by the Dealer Manager on or before the applicable date set forth below or at any time thereafter until the Termination Date (as defined in Section 10(a)), then the Dealer Manager is not obligated hereunder and no funds shall be released from the Escrow Account if the Dealer Manager provides notice to this effect to the Company and the Escrow Agent:

(a) The representations and warranties on the part of the Company and the General Partner contained in this Agreement hereof shall be true and correct in all material respects and the Company and the General Partner shall have complied with their covenants, agreements and obligations contained in this Agreement in all material respects.

(b) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company and the General Partner, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager.

(c) The Registration Statement and the Prospectus, and any amendment or any supplement thereto, shall not contain any untrue statement of material fact, or omit to state a material fact required to be stated therein in light of the circumstances under which they are made, or necessary to make the statements therein not misleading.

(d) At or prior to the initial Effective Date and each Closing Date, the Dealer Manager shall have received a written certificate executed by the Chief Executive Officer or President of the General Partner and the Chief Financial Officer of the General Partner, each on behalf of the Company, dated as of the applicable date, to the effect that: (i) the representations and warranties of the Company and the General Partner set forth in this Agreement are true and correct in all material respects with the same force and effect as though expressly made on and as of the applicable date; and (ii) the Company and the General Partner have complied in all material respects with all the agreements hereunder and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the applicable date.

(e) Prior to the fifth business day following the Effective Date of each post-effective amendment to the Registration Statement that includes or incorporates by reference the audited financial statements for the preceding fiscal year, the Dealer Manager reserves the right to receive from Ernst & Young, LLP or other such independent registered public accountants for the Company, (i) a letter, dated the applicable date, addressed to the Dealer Manager, in form and substance satisfactory to the Dealer Manager, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to placement agents or dealer managers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Dealer Manager as follows:

(a) REGISTRATION STATEMENT. The Company will use commercially reasonable efforts to (i) cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and (ii) on an ongoing basis maintain effective status with the Commission thereafter. The Company will furnish a copy of any amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager promptly after it is filed. The Company will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Units in accordance with the provisions hereof and of the Prospectus.

(b) COMMISSION ORDERS. If the Commission shall issue any stop order or any other order preventing or suspending the use of the Prospectus, or shall institute any proceedings for that purpose, then the Company will promptly notify the Dealer Manager and use its commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to use commercially reasonable efforts to obtain the removal thereof as promptly as possible.

(c) BLUE SKY QUALIFICATIONS. The Company will use commercially reasonable efforts to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such papers filed by the Company in connection with any such qualification. The Company will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order and if any such order is issued, to use its commercially reasonable efforts to obtain the removal thereof as promptly as possible. The Company will furnish the Dealer Manager with a Blue Sky Survey dated as of the initial Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

(d) AMENDMENTS AND SUPPLEMENTS. If, at any time when a Prospectus relating to the Units is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Units to comply with the Securities Act, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Soliciting Dealers.

(e) REQUESTS FROM COMMISSION. The Company will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator for amending the Registration Statement, supplementing the Prospectus or for additional information.

(f) COPIES OF REGISTRATION STATEMENT. The Company will furnish the Dealer Manager with one copy of the signed Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Dealer Manager may reasonably request for sale of the Units.

(g) QUALIFICATION TO TRANSACT BUSINESS. The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Delaware limited partnership and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(h) AUTHORITY TO PERFORM AGREEMENTS. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under the Company’s agreement of limited partnership (as the same may be amended, supplemented or otherwise modified from time-to-time, the “Company’s LPA”) for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

(i) SALES LITERATURE. The Company will furnish to the Dealer Manager as promptly as shall be practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company will be responsible for all Approved Sales Literature. The Company and the Dealer Manager agree that all sales literature developed in connection with the Offering shall be the property of the Company and the Company shall have control of all such sales literature. Each of the Company and the General Partner will not (and will cause its affiliates to not): (1) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to members of the public and (2) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in such jurisdiction.

(j) USE OF PROCEEDS. The Company will apply the proceeds from the sale of the Units as set forth in the Prospectus.

(k) CUSTOMER INFORMATION. The Company shall:

(i) abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (B) the privacy standards and requirements of any other applicable federal or state law, and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(ii) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(iii) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

(l) CERTAIN PAYMENTS. Without the prior consent of the Dealer Manager, none of the Company, the General Partner or any of their respective affiliates will make any payment (cash or non-cash) to any associated Person or registered representative of the Dealer Manager.

(m) COPIES OF PROPOSED AMENDMENTS AND SUPPLEMENTS. Prior to making any material amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus (including any material amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall use its commercially reasonable efforts to furnish to the Dealer Manager for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a draft of each such proposed material amendment or supplement; provided that the Company shall have no liability for an inadvertent failure to comply with this Section 5(m).

(n) ESCROW AGREEMENT. The Company will enter into an escrow agreement (the “Escrow Agreement”) with the Dealer Manager and Branch Banking and Trust Company (the “Escrow Agent”), substantially in the form included as an exhibit to the Registration Statement, which will provide for the establishment of an escrow account (the “Escrow Account”) for the purpose of holding subscription funds in respect of Units. Once a minimum of $25,000,000 of subscription funds from the sale of Units (the “Minimum Offering”) has been deposited in the Escrow Account, upon determination by the Company that it intends to break escrow, the Company shall direct the transfer of the sales proceeds to an account owned by or maintained for the sole benefit of the Company.  If the Minimum Offering has not been obtained prior to the Termination Date or if there shall be a Termination Date following the receipt of subscriptions following the initial Closing Date , the Escrow Agent shall, promptly following the Termination Date, but in no event more than five (5) business days after the Termination Date, return  the subscribers’ funds directly to the subscriber in the form of a check.

(n) REGULATORY MATTERS.  Notwithstanding anything herein to the contrary, the Company shall provide to the Dealer Manager a copy of any notice, filing, application, registration, document, correspondence or other information that the Company proposes to deliver, make or file with any governmental authority or agency (federal, state or otherwise) or with FINRA in connection with the Offering, this Agreement or any of the transactions completed hereby.  The Company acknowledges that the Offering constitutes a Direct Participation Program under FINRA rules and agrees to take all such actions as shall be necessary for the Dealer Manager’s compliance with FINRA rules and regulations applicable to its participation in the Offering.

(o) COMPANY’S LPA. Except in connection with a transaction that will result in a payment of the Incentive Compensation Payment under Section 3(d)(v), the Company will not amend, or permit the amendment of, the Company’s LPA in a manner that could adversely affect the timing or amount or Incentive Compensation Payments hereunder, including without limitation, the terms and conditions of the Class B Units or the Incentive Distribution Rights, without the prior written consent of the Dealer Manager, such consent not to be unreasonably withheld, delayed or conditioned.

6. COVENANTS OF THE DEALER MANAGER. The Dealer Manager covenants and agrees with the Company as follows:

(a) COMPLIANCE WITH LAWS. With respect to the Dealer Manager’s participation and the participation by each Soliciting Dealer in the offer and sale of the Units (including, without limitation, any resales and transfers of Units), the Dealer Manager agrees, and each Soliciting Dealer in its Soliciting Dealer Agreement will agree, to comply in all material respects with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the Offering and the sale of Units (ii) all applicable state securities or blue sky laws and regulations, from time to time in effect, and (iii) the FINRA rules applicable to the Offering, from time to time in effect. The Dealer Manager will not offer the Units for sale in any jurisdiction unless and until it has been advised by the Company in writing that the Units are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Soliciting Dealer Agreement that the Soliciting Dealer shall provide, to any prospective investor copies of the Prospectus and any supplements thereto during the course of the Offering and prior to the sale. The Company may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Soliciting Dealers in connection with the solicitation of purchasers of the Units. The Dealer Manager agrees not to deliver the Approved Sales Literature to any Person prior to the initial Effective Date. If the Dealer Manager elects to use such Approved Sales Literature after the initial Effective Date, then the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Units and that it will direct Soliciting Dealers not to make such use unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future. The Dealer Manager agrees that it will not use any materials to offer Units other than the Prospectus and Approved Sales Literature provided to the Dealer Manager by the Company for use in the Offering.

(b) NO ADDITIONAL INFORMATION. In offering the Units for sale, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, give or provide any information or make any representation or statement other than those contained in the Prospectus or the Approved Sales Literature. The Dealer Manager shall not (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to members of the public and (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in such jurisdiction.

(c) SALES OF UNITS. The Dealer Manager shall, and each Soliciting Dealer, shall agree to solicit purchases of the Units only in the jurisdictions in which the Dealer Manager and such Soliciting Dealer are legally qualified to so act and in which the Dealer Manager and each Soliciting Dealer have been advised by the Company in writing that such solicitations can be made.

(d) SUBSCRIPTION AGREEMENT. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by the Dealer Manager and each Soliciting Dealer to the Company only on the form which is included as Exhibit B to the Prospectus (the “Subscription Agreement”). The Dealer Manager understands and acknowledges, and each Soliciting Dealer shall acknowledge, that the Subscription Agreement must be executed by the subscriber as provided for by the Subscription Agreement.

(e) SUITABILITY. The Dealer Manager will offer Units, and in its agreement with each Soliciting Dealer will require that the Soliciting Dealer offer Units, only to Persons that it has reasonable grounds to believe meet the qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to Persons in the states in which it is advised in writing by the Company that the Units are qualified for sale or that such qualification is not required. In offering Units, the Dealer Manager will comply, and in its agreements with the Soliciting Dealers the Dealer Manager will require that the Soliciting Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA conduct rules. The Dealer Manager agrees that in recommending the purchase of the Units to an investor, the Dealer Manager and each Person associated with the Dealer Manager that make such recommendation shall have, and each Soliciting Dealer in its Soliciting Dealer Agreement shall agree with respect to investors to which it makes a recommendation that it shall have, reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the Person associated with the Dealer Manager or the Soliciting Dealer that: (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (ii) the investor has a net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (iii) an investment in the Units offered in the Offering is otherwise suitable for the investor. The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Units in the Offering (and each Soliciting Dealer in its Soliciting Dealer Agreement shall agree, with respect to investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager (or the Soliciting Dealer, as applicable) documents disclosing the basis upon which the determination of suitability was reached as to each investor. In making the determinations as to financial qualifications and as to suitability, the Dealer Manager and Soliciting Dealers may rely on information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the Person or any other information known by the Dealer Manager (or Soliciting Dealer, as applicable), after due inquiry.  Notwithstanding the foregoing, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(f) SUITABILITY RECORDS. The Dealer Manager shall, and each Soliciting Dealer shall agree to, maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Units (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

(g) SOLICITING DEALER AGREEMENTS. All engagements of the Soliciting Dealers will be evidenced by a Soliciting Dealer Agreement (the “Soliciting Dealer Agreement”).

(h) ELECTRONIC DELIVERY. If it intends to use electronic delivery to distribute the Prospectus to any Person, that it will comply with all applicable requirements of the Commission, applicable blue sky laws and/or FINRA and any other laws or regulations related to the electronic delivery of documents.

(i) COORDINATION. The Company and the Dealer Manager shall have the right, but not the obligation, to meet with key personnel of the other on an ongoing and regular basis to discuss the status of the Offering.

(j) ANTI-MONEY LAUNDERING COMPLIANCE.  The Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”, and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

(k) COOPERATION. Upon the expiration or earlier termination of this Agreement, the Dealer Manager will use reasonable efforts to cooperate fully with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to a successor dealer manager of the operation and management of the services the Dealer Manager is providing to the Company under this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 6(k), but the Company will pay or reimburse the Dealer Manager for any out-of-pocket expenses reasonably incurred by the Dealer Manager and approved by the Company in connection therewith.

(l) CUSTOMER INFORMATION. The Dealer Manager will use commercially reasonable efforts to provide the Company with any and all subscriber information that the Company requests in order for the Company to comply with the requirements under Section 5(k) above.

7. EXPENSES.

(a) Subject to Section 7(b), the Dealer Manager shall pay all of its own costs and expenses incident to the performance of its obligations under this Agreement.

(b) The Company agrees to pay all costs and expenses related to:

(i) the Commission’s registration of the offer and sale of the Units with the Commission;

(ii) expenses of printing the Registration Statement and the Prospectus and any amendment or supplement thereto as herein provided;

(iii) fees and expenses incurred in connection with any required filing with FINRA; and

(iv) expenses of qualifying the Units for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation of the Blue Sky Survey.

8. INDEMNIFICATION.

(a) INDEMNIFIED PARTIES DEFINED. For the purposes of this Agreement, an “Indemnified Party” shall mean a Person entitled to indemnification under this Section 8, as well as such Person’s officers, directors (including with respect to the Company, any Person named in the Registration Statement with his or her consent as becoming a director in the future), employees, members, partners, affiliates, agents and representatives, and each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b) INDEMNIFICATION OF THE DEALER MANAGER AND SOLICITING DEALERS. The Company will indemnify, defend and hold harmless the Dealer Manager and the Soliciting Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which the Dealer Manager, Soliciting Dealers, or their respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company or the General Partner, any material breach of a covenant contained herein by the Company or the General Partner, or any material failure by the Company or the General Partner to perform, its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereto to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Soliciting Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Soliciting Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(c) DEALER MANAGER INDEMNIFICATION OF THE COMPANY AND GENERAL PARTNER. The Dealer Manager will indemnify, defend and hold harmless the Company, the General Partner, each of their Indemnified Parties and each Person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon: (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager or any material breach of a covenant contained herein by the Dealer Manager; (ii) any untrue statement or any alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto or any Blue Sky Application; (iv) any use of sales literature, including “broker-dealer use only” materials, by the Dealer Manager that is not Approved Sales Literature; or (v) any untrue statement made by the Dealer Manager or omission by the Dealer Manager to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the Offering, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Approved Sales Literature or any other materials or information furnished by or on behalf of the Company. The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

(d) SOLICITING DEALER INDEMNIFICATION OF THE COMPANY. By virtue of entering into the Soliciting Dealer Agreement, each Soliciting Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each Person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any Person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Soliciting Dealer Agreement.

(e) ACTION AGAINST PARTIES; NOTIFICATION. Promptly after receipt by any Indemnified Party under this Section 8 of notice of the commencement of any action, investigation or claim, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after such notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this Agreement for any legal expenses of other counsel or any other expenses in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof, other than reasonable costs of investigation. If the indemnifying party does not assume the defense as provided in the preceding sentence, participation in the defense shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.  No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(f) REIMBURSEMENT OF FEES AND EXPENSES.  An indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm (and one local counsel) in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the Indemnified Parties against which such action is finally brought; and if a majority of such Indemnified Parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

(g)  SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an Indemnified Party shall have requested an indemnifying party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by this Section 8, such indemnifying party agrees that it shall be liable for any settlement effected by the Indemnified Party without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

9. CONTRIBUTION.

(a) If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, from the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement (before deducting expenses), received by the Company, and the total Selling Commissions and Marketing Expense Allowances received by the Dealer Manager and the Soliciting Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Units sold in the Offering as set forth on such cover.

(c) The relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by the Soliciting Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, the Dealer Manager and the Soliciting Dealer (by virtue of entering into the Soliciting Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 9, the Dealer Manager and the Soliciting Dealer shall not be required to contribute any amount which exceeds (i) the total price at which the Units sold in the Offering to the public by them, less (ii) the amount of any damages which the Dealer Manager and the Soliciting Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g) For the purposes of this Section 9, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each Person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officer, director, employee, member, partner, agent and representative of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company. The Soliciting Dealers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Units sold by each Soliciting Dealer in the Offering and not joint.

10. TERMINATION OF THIS AGREEMENT.

(a) TERM; EXPIRATION. This Agreement shall become effective on the initial Effective Date. Unless sooner terminated pursuant to this Section 10(a), this Agreement shall expire at the end of the Offering Period. This Agreement may be earlier terminated (i) by the Company pursuant to Section 10(b) and (ii) by the Dealer Manager pursuant to Section 10(c). The date upon which this Agreement shall have so expired or been terminated earlier shall be referred to as the “Termination Date”.

(b) TERMINATION BY THE COMPANY.  The Company may terminate this Agreement immediately, subject to the thirty (30)-day cure period for a “for Cause” termination due to a material breach of this Agreement, upon written notice of termination from the Board of Directors of the General Partner to the Dealer Manager if any of the following events occur:

(i) For Cause (as defined below);

(ii) A court of competent jurisdiction enters a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property or orders the winding up or liquidation of the Dealer Manager’s affairs; or

(iii) The Dealer Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

As used above, “Cause” shall mean fraud, criminal conduct, willful misconduct or willful breach of the Dealer Manager’s obligations under this Agreement which materially adversely affects the Dealer Manager’s ability to perform its duties; or a material breach of this Agreement by the Dealer Manager which materially affects adversely the Dealer Manager’s ability to perform its duties, provided that (A) Dealer Manager does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Company, or (B) if such material breach is not of a nature that can be remedied within such period, the Dealer Manager does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

(c) TERMINATION BY DEALER MANAGER. Beginning six months following the initial Effective Date, this Agreement may be terminated at the sole option of the Dealer Manager, upon at least six (6) months’ written notice to the Company. The Dealer Manager also may terminate this Agreement immediately, subject to the thirty (30)-day cure period for a “for Good Reason” termination due to a material breach of this Agreement, upon written notice of termination from the Dealer Manager to the Company if any of the following events occur:

(i) For Good Reason (as defined below);

(ii) A court of competent jurisdiction enters a decree or order for relief in respect of the Company or any of its subsidiaries in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries or for any substantial part of its property or orders the winding up or liquidation of the Company’s or any of its subsidiaries’ affairs;

(iii) The Company or any of its subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries or for any substantial part of their property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(iv) There shall have been a material change in the nature of the business conducted or contemplated to be conducted as set forth in the Registration Statement at the initial Effective Date by the Company and its subsidiaries, considered as one entity;

(v) There shall have occurred a Company MAE, whether or not arising in the ordinary course of business;

(vi) A stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and is not rescinded within 10 business days after the issuance thereof; or

(vii) A material action, suit, proceeding or investigation of the type referred to in Section 1(g) shall have occurred or arisen on or after the initial Effective Date.

As used above, “Good Reason” shall mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of the Company’s obligations under this Agreement, or a material breach of this Agreement by the Company, provided that (i) the Company does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Dealer Manager, or (ii) if such material breach is not of a nature that can be remedied within such period, the Company does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

(d) DELIVERY OF RECORDS UPON EXPIRATION OR EARLY TERMINATION. Upon the expiration or early termination of this Agreement for any reason, the Dealer Manager shall (i) promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Units into the Escrow Account for the deposit of investor funds, (ii) to the extent not previously provided to the Company, provide a list of all investors who have subscribed for or purchased Units and all broker-dealers with whom the Dealer Manager has entered into a Soliciting Dealer Agreement, (iii) notify Soliciting Dealers of such termination, and (iv) promptly deliver to the Company copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon expiration or earlier termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4(d) at such time as such compensation becomes payable.

11. MISCELLANEOUS.

(a) SURVIVAL. The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement: Section 3(d); Section 5(k); Section 6(k); Section 7; Section 8; Section 9; Section 10; Section 11 and Section 12. Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination.

(b) NOTICES. All notices, consents, approvals, waivers or other communications (each a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; or (iii) when transmitted, if sent by facsimile transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided hereunder; in each case above provided such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:	Energy 11, L.P.
120 W 3rd Street, Suite 220
Fort Worth, Texas 76102
Attention: David McKenney

with a copy to:

Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: George G. Young III

If to the Dealer Manager:	David Lerner Associates, Inc.
477 Jericho Turnpike PO Box 9006 Syosset, New York 11791
Attention: Alan P. Chodosh

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036
Facsimile No.: (212) 858-1500
Attention: Peter A. Baumgaertner

If to the General Partner:	Energy 11 GP, LLC
814 East Main Street Richmond, Virginia 23219
Attention: David McKenney, Chief Financial Officer

with a copy to:

Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: George G. Young

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 11(b).

(c) SUCCESSORS AND ASSIGNS. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(d) INVALID PROVISION. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(e) APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York.

(f) WAIVER. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, New York City, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each party hereto hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.

(g) ATTORNEYS’ FEES. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

(h) NO PARTNERSHIP. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Soliciting Dealers as being in association with or in partnership with the Company, the General Partner or one another, and instead, this Agreement only shall constitute the Soliciting Dealer as a broker authorized by the Company to sell and to manage the sale by others of the Units according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager, the Company or the General Partner liable for the obligations of any of the Soliciting Dealers or one another.

(i) THIRD PARTY BENEFICIARIES. Except for the Persons referred to in Section 8 and Section 9, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any Person not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the Persons referred to in Section 8 and Section 9, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the Persons referred to in Section 8 and Section 9 shall be a third party beneficiary of this Agreement.

(j) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(k) NONWAIVER. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(l) ACCESS TO INFORMATION. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Soliciting Dealer regarding recordholder information about the clients of such Soliciting Dealer who have invested with the Company on an on-going basis for so long as such Soliciting Dealer has a relationship with such clients. The Dealer Manager shall require in the Soliciting Dealer Agreement that Soliciting Dealers not disclose any password for a restricted website or portion of website provided to such Soliciting Dealer in connection with the Offering and not disclose to any Person, other than an officer, director, employee or agent of such Soliciting Dealers, any material downloaded from such a restricted website or portion of a restricted website.

(m) COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(n) ABSENCE OF FIDUCIARY RELATIONSHIPS. The parties acknowledge and agree that (i) the Dealer Manager’s responsibility to the Company and the General Partner is solely contractual in nature, and (ii) the Dealer Manager does not owe the Company, the General Partner, any of their respective affiliates or any other Person any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated hereby.

(o) DEALER MANAGER INFORMATION. Prior to the initial Effective Date, the parties will expressly acknowledge and agree as to the information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement.

(p) PROMOTION OF DEALER MANAGER RELATIONSHIP. The Company and the Dealer Manager will cooperate with each other in good faith in connection with the promotion or advertisement of their relationship in any release, communication, sales literature or other such materials and shall not promote or advertise their relationship without the approval of the other party in advance, which shall not be unreasonably withheld or delayed.

(q) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(R) MUTUAL COOPERATION.  The Parties agree to reasonably cooperate with each other and to provide any information required by the other Party with respect to any periodic reporting or regulatory compliance obligation of such Party.

12. NO LIABILITY OF MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES AND UNITHOLDERS.

(a) Each of the Company, General Partner and Dealer Manager recognizes and agrees that this Agreement is only with the other parties to this Agreement, and covenants to never assert any claim(s) under this Agreement against any past, present or future member, manager, director, officer, partner, employee, agent, incorporator, manager or unit holder or other owner of equity of any other party (collectively and individually, the “Non-Parties”), other than claims against a Non-Party for fraud or other willful misconduct in connection with this Agreement.  Each Party recognizes that the Non-Parties are not the alter ego of, or otherwise liable for, any other Party.

(b) No past, present or future member, manager, director, officer, partner, employee, agent, incorporator, manager or unit holder or other owner of equity of the General Partner or the Company, as such, shall have any liability for any obligations of the Company, the General Partner or otherwise under this Agreement, or for any claim based on, in respect of, or by reason of, this Agreement, other than claims against a Non-Party for fraud or other willful misconduct in connection with this Agreement.  The Dealer Manager, any Soliciting Dealers and each of their respective Indemnified Persons waives and releases all such liability.  The waiver and release are part of the consideration for the execution of deliver of this Agreement.

13. ACCOUNT MAINTENANCE SERVICES AND FEES.

(a) The Dealer Manager shall provide account maintenance services to the Company regarding holders of the Company’s Units who are customers of the Dealer Manager (the “DLA Holders”).  The services provided for in this Section 13 shall commence on the date of this Agreement and shall terminate upon the termination of the Offering.

(b) The Dealer Manager will provide the following services to the Company: (i) maintain up-to-date contact and other information regarding DLA Holders and make such information available to the Company upon request, (ii) assist the Company in communicating with DLA Holders and (iii) coordinate the on-going provision of information regarding the Company to DLA Holders as may be required or desirable from time to time.

(c) For providing such services, the Dealer Manager shall be paid an initial one-time fee of $5 for each DLA Holder.  In addition, beginning with the first full month after a DLA Holder first acquires Units in his or her account at the Dealer Manager, the Company shall pay the Dealer Manager an annual fee of $10 per such account (pro-rated for the first quarter).  The fees payable pursuant to this Section 13(c) are referred to herein as the “Account Maintenance Fees.”  The Dealer Manager shall submit to the Company a detailed invoice after each calendar quarter for the Account Maintenance Fees.  The Company shall pay the Account Maintenance Fees to the Dealer Manager within 30 days of receipt of the invoice.  In no event shall any Account Maintenance Fees with respect to any period be payable after the termination of the Offering, and the total of the Account Maintenance Fees paid pursuant to this Section shall not exceed $500,000.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you, the Company and the General Partner in accordance with its terms.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Exclusive Dealer Manager Agreement as of the day and year set forth above.

ENERGY 11, L.P. By Energy 11 GP, LLC, its general partner

By:
Name:
Title:

ENERGY 11 GP, LLC

By:
Name:
Title:

Accepted as of the date first above written:

DAVID LERNER ASSOCIATES, INC.

By:
Name:
Title: